Exhibit 3.1

DelawareThe First StatePage 1 5976073 8100Authentication: 203081230SR# 20241109719Date: 03-21-24You may verify this certificate online at corp.delaware.gov/authver.shtmlI, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "ALZAMEND NEURO, INC.", FILED IN THIS OFFICE ON THE TWENTY-FIRST DAY OF MARCH, A.D. 2024, AT 1:48 O`CLOCK P.M.